AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 30, 2001
                                                      REGISTRATION NO. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                        --------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        --------------------------------


                                APA OPTICS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               MINNESOTA                                        41-1347235
     (State or Other Jurisdiction                             (IRS Employer
   of Incorporation or Organization)                        Identification No.)

                              2950 N.E. 84TH LANE,
                             BLAINE, MINNESOTA 55449
               (Address of Principal Executive Offices) (Zip Code)

                  APA OPTICS, INC. 1997 STOCK COMPENSATION PLAN
                            (Full title of the plan)

                      ANIL K. JAIN, CHIEF EXECUTIVE OFFICER
                               2950 N.E. 84TH LANE
                            BLAINE, MINNESOTA  55449
                     (Name and address of agent for service)

                                 (763) 784-4995
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                              DEANNE M. GRECO, ESQ.
                                 MOSS & BARNETT
                           A PROFESSIONAL ASSOCIATION
                            4800 WELLS FARGO CENTER
                              90 SOUTH 7TH STREET
                              MINNEAPOLIS, MN 55402
                            TELEPHONE: (612) 347-0287

                                        CALCULATION OF REGISTRATION FEE

                                                 PROPOSED          PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE    AMOUNT TO BE    MAXIMUM OFFERING     AGGREGATE OFFERING   AMOUNT OF REGISTRATION
REGISTERED                    REGISTERED    PRICE PER SHARE(1)         PRICE(1)                  FEE
--------------------------  --------------  -------------------  --------------------  -----------------------
Common Stock,
 .01 par value               250,000 shares  $              2.85  $         712,500.00  $                178.13
==========================  ==============  ===================  ====================  =======================

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Common Stock as reported by The Nasdaq Stock Market on November 27, 2001.

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

The contents of Registration Statement on Form S-8 (SEC No. 333-44488), filed August 25, 2000, are incorporated herein by reference.

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on November 14, 2001.

                                                 APA OPTICS, INC.


                                                 By  /s/  Anil K. Jain
                                                   -----------------------------
                                                   Anil K. Jain, President and
                                                   Chief Executive Officer


     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anil K. Jain, Robert M. Ringstad and Deanne M. Greco, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, including any amendment increasing or decreasing the amount of securities for which registration is being sought or any registration statement for the same offering filed in accordance with Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                TITLE                                DATE
-----------------------  -----------------------------------  -----------------

/s/ Anil K. Jain
-----------------------
Anil K. Jain             Chief Executive Officer (Principal   November 14, 2001
                         executive officer) and Director

/s/ Robert Ringstad      Chief Financial Officer (Principal   November 14, 2001
-----------------------  financial and accounting officer)
Robert Ringstad

/s/ Kenneth A. Olsen     Director                             November 14, 2001
-----------------------
Kenneth A. Olsen

/s/ Gregory J. Von Wald  Director                             November 14, 2001
-----------------------
Gregory J. Von Wald

/s/ Michael A. Gort      Director                             November 13, 2001
-----------------------
Michael A. Gort

/s/ William R. Franta    Director                             November 14, 2001
-----------------------
William R. Franta

                                    EXHIBIT INDEX


EXHIBIT NO.          DESCRIPTION OF EXHIBIT                             PAGE NO.
-----------   ------------------------------------------------------    --------
5             Opinion of Counsel . . . . . . . . . . . . . . . . . .        5

23.1          Consent of Counsel (included in Exhibit 5)

23.2          Consent of Independent Auditors. . . . . . . . . . . .        7

24            Powers of Attorney from Messrs. Jain, Ringstad,
              Olsen, Von Wald, Gort, and Franta
              (included on signature page)